EXHIBIT 99.1

NEWS RELEASE

March 23, 2006

Torrance, California

Summa Industries Announces 2nd Quarter Results

Summa Industries (NasdaqNM:SUMX) reports net income from continuing operations of $716,000, or $.18 per common share, on sales of $27,510,000 for the three months ended February 28, 2006, versus $650,000, or $.16 per common share, on sales of $26,686,000 for the three months ended February 28, 2005.

	Three months ended February 28		Six months ended February 28
	2006	2005	2006	2005
Sales	$27,510,000	$26,686,000	$55,250,000	$52,174,000

Income from continuing operations	$716,000	$650,000	$1,754,000	$1,552,000
Net (loss) from discontinued operations	$(18,000)	$(374,000)	$(405,000)	$(666,000)
Net income	$698,000	$276,000	$1,349,000	$886,000

Diluted earnings per share:
Continuing operations	$0.18	$0.16	$0.44	$0.38
Discontinued operations	—	$(0.09)	$(0.10)	$(0.16)
Net income	$0.18	$0.07	$0.34	$0.22

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Thursday, March 23, 2006. The call-in number is 877-407-0782 (Toll Free) or 201-689-8567. The conference call will also be simulcast and archived by www.vcall.com/IC/CEPage.asp?ID=102564.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	February 28, 2005	August 31, 2005	February 28, 2006
ASSETS

Current assets:
Cash and cash equivalents	$930,000	$1,233,000	$1,105,000
Accounts receivable	19,251,000	16,919,000	17,633,000
Inventories	15,213,000	12,665,000	16,398,000
Prepaid expenses and other	4,188,000	3,471,000	3,874,000
Assets held for sale	—	3,641,000	—

Total current assets	39,582,000	37,929,000	39,010,000
Property, plant and equipment, net	32,845,000	29,213,000	25,162,000
Goodwill and other assets, net	10,969,000	10,435,000	10,325,000
Assets held for sale	—	2,458,000	1,967,000

Total assets	$83,396,000	$80,035,000	$76,464,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,793,000	$8,731,000	$8,958,000
Accrued liabilities	5,450,000	5,774,000	6,153,000
Current maturities of long-term debt	4,955,000	3,069,000	2,940,000
Liabilities held for sale	—	1,280,000	—

Total current liabilities	19,198,000	18,854,000	18,051,000
Long-term debt, net of current maturities	30,603,000	27,520,000	23,857,000
Other long-term liabilities	2,492,000	2,441,000	3,048,000
Minority interest in subsidiary	172,000	132,000	95,000
Total stockholders’ equity	30,931,000	31,088,000	31,413,000

Total liabilities and stockholders’ equity	$83,396,000	$80,035,000	$76,464,000

Summa Industries

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three months ended February 28		Six months ended February 28
	2005	2006	2005	2006
Net sales	$26,686,000	$27,510,000	$52,174,000	$55,250,000
Cost of sales	20,746,000	20,955,000	39,790,000	41,911,000
Gross profit	5,940,000	6,555,000	12,384,000	13,339,000
Selling, general, administrative and other expenses	4,574,000	4,919,000	9,355,000	9,892,000
(Gain) on sale of real estate	—	—	(43,000)	(205,000)
Operating income	1,366,000	1,636,000	3,072,000	3,652,000
Interest expense	408,000	524,000	717,000	972,000

Income from continuing operations before income taxes and minority interest	958,000	1,112,000	2,355,000	2,680,000
Provision for income taxes	341,000	402,000	836,000	963,000
Income from continuing operations before minority interest	617,000	710,000	1,519,000	1,717,000
Minority interest in net loss of subsidiary	33,000	6,000	33,000	37,000
Income from continuing operations	650,000	716,000	1,552,000	1,754,000
(Loss) from discontinued operations, net of tax benefit of $197,000, $9,000, $341,000 and $208,000	(374,000)	(18,000)	(666,000)	(405,000)
Net income	$276,000	$698,000	$886,000	$1,349,000
Earnings (loss) per common share
Basic
Continuing operations	$0.16	$0.18	$0.39	$0.45
Discontinued operations	$(0.09)	—	$(0.17)	$(0.10)
Net income	$0.07	$0.18	$0.22	$0.35
Diluted
Continuing operations	$0.16	$0.18	$0.38	$0.44
Discontinued operations	$(0.09)	—	$(0.16)	$(0.10)
Net Income	$0.07	$0.18	$0.22	$0.34
Weighted average common shares outstanding:
Basic	4,002,000	3,893,000	3,993,000	3,910,000
Diluted	4,079,000	3,926,000	4,071,000	3,943,000